UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2003

JDS Uniphase Corporation
(Exact name of registrant as specified in its charter)

Commission file number 0-22874

Delaware	94-2579683
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

1768 Automation Parkway
San Jose, California    95131
(Address of principal executive offices including zip code)

(408) 546-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1    Press Release dated August 21, 2003.

Item 9. Regulation FD Disclosure

On August 21, 2003, JDS Uniphase Corporation ("JDSU") announced the upcoming retirement of Jozef Straus as Chief Executive Officer and Co-chairman effective September 1, 2003. Succeeding Dr. Straus as CEO will be Dr. Kevin Kennedy, currently a member of JDS Uniphase's Board of Directors. The Company has also announced that Syrus Madavi, Director, President and Chief Operating Officer has made the decision to pursue future opportunities outside of JDS Uniphase following a transition period. A copy of JDSU's press release isattached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

JDS UNIPHASE CORPORATION

By:	/s/ Christopher S. Dewees

Christopher S. Dewees
Senior Vice President and General Counsel

Dated: August 21, 2003

EXHIBIT INDEX
Exhibit	Description
99.1*	Press release dated August 21, 2003

*    Also provided in PDF format as a courtesy.